Exhibit 10.4

THIRD AMENDMENT TO LOAN AGREEMENT

This Third Amendment to the Loan Agreement (this “Amendment”), is made and entered into as of March 28, 2008, by and among IXI MOBILE (R&D) LTD., an Israeli limited liability company, (the “Company”), IXI MOBILE, INC., a Delaware corporation (the “Parent Guarantor”) and SOUTHPOINT MASTER FUND LP (the “Lender). The parties hereby agree as follows:

RECITALS

WHEREAS, the Company, the Parent Guarantor and the Lender have previously entered into that certain Loan Agreement dated as of June 19, 2006, a First Amendment thereto dated as of June 26, 2006 and a Second Amendment thereto dated December 5, 2006 (collectively, the "Loan Agreement"); and

WHEREAS, The parties acknowledge that as of March 31, 2008, the sum of $4,160,000 will be owing as outstanding Loans to the Lender and the sum of $2,904,800 will be owing as accrued and unpaid interest thereon to the Lender. The parties agree that such accrued and unpaid interest shall from and after April 1, 2008 be capitalized and treated as principal such that for all purposes under this agreement the amount of Loans outstanding after giving effect hereto shall be $7,064,800.

WHEREAS, the parties now wish to further amend the Loan Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

Unless otherwise defined below, all capitalized terms herein shall have the meanings assigned to such terms in the Loan Agreement

1. Amendment of the Loan Agreement.

1.1 The definition of the term "Basic Interest Rate" is hereby amended and restated in its entirety to read as follows:

"“Basic Interest Rate” means with respect to each Loan, 10% per annum until March 31, 2008 and 20% thereafter;

1.2 Section 2.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"2.3 Repayment.

(a) All payment obligations to the Lenders under the Loan Documents shall be due and payable on the earlier to occur of: (i) the acceleration of the Loans in accordance with the terms of this Agreement, including Section 2.4; and (ii) June 5, 2010 (subsections (i) and (ii) to be referred to herein as the “Maturity Date”) unless any such portion of the principal amount of the Loan and any accumulated unpaid interest thereon has already been prepaid in full pursuant to Section 2.5 hereof. The parties hereby agree that the Lenders shall have the right to convert all or any part of each their respective Loan pursuant to Section 3.2 below and that any amount so converted into Conversion Stock will be deemed fully paid and all Obligations relating thereto will be deemed fully satisfied.

(b) The parties acknowledge that all payment obligations of the Loan Parties to the Leumi Guarantor assuming any part of the Leumi Debt (both terms as defined in Section 4.22(b) below) pursuant to Section 3.1 below, including, without limitation, payment of the entire unpaid principal of such assumed amount and any accumulated unpaid interest thereon, shall be due and payable on the earlier to occur of: (i) the Repayment Date; and (ii) the two dates combining of the Maturity Date. The parties hereby agree that the Leumi Guarantor shall have the right to convert all or any part of its respective Conversion Amount pursuant to Section 3.2 below and that any amount so converted into Conversion Stock will be deemed fully paid and all obligations relating thereto will be deemed fully satisfied."

1.3 Section 2.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"2.4 Loan Interest Rate. The Company shall pay interest on the unpaid principal amount of each Loan from the Closing Date until such Loan has been paid in full, at a per annum rate of interest equal to the Basic Interest Rate. All computations of interest on each Loan shall be based on a year of 365 days for actual days elapsed. The amount of interest payable shall be added to, and deemed for all purposes of, the Loans to constitute a portion of the principal amount of the Loans outstanding as of the date hereof. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans. Accrued and unpaid interest on any portion of the principal amount of the Loan outstanding shall be payable on the Maturity Date. In any event, all unpaid principal and accrued and unpaid interest through the Maturity Date shall be due and payable in full upon a change of control of the Company or the Parent Guarantor without the prior written consent of the Lenders which is prohibited by Section 7.11, or on the Maturity Date.

2. No Other Modifications. Except as expressly set forth herein, all other terms and conditions of the Loan Agreement shall remain in full force and effect.

3. Miscellaneous.

3.1 Counterparts; Fax Signatures. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same Amendment. Originally executed counterparts may be delivered by facsimile and any such delivery shall be valid for all purposes as delivery of a manual signature and equally admissible in any legal proceedings to which any of the Company, the Parent Guarantor, or the Lender is a party.

3.2 Severability. If any provision of this Amendment or the application thereof, shall for any reason and to any extent be determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, the remaining provisions of this Amendment shall be interpreted so as best to reasonably effect the intent of the parties hereto.

3.3 Entire Agreement. This Amendment, together with the Loan Documents and all exhibits hereto and thereto, constitute the entire understanding and agreement of the parties with respect to the transactions contemplated herein and supersede all prior and contemporaneous understandings and agreements, whether written or oral, with respect to such transactions.

3.4 Governing Law; Forum. This Amendment shall be governed in all respects by Section 9.10 and 9.13 of the Loan Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Third Amendment to Loan Agreement as of the date first written above.

IXI MOBILE (R&D) LTD.

By: /s/ Lihi Segal

Name: Lihi Segal

Title: CFO

IXI MOBILE, INC.

By: /s/ Lihi Segal

Name: Lihi Segal

Title: CFO

[Signature Page to Third Amendment to Letter Agreement]

IN WITNESS WHEREOF, the parties have executed this Third Amendment to Loan Agreement as of the date first written above.

SOUTHPOINT MASTER FUND, LP

By:	Southpoint GP, LP, its general partner

	By:	Southpoint GP, LLC

By:/s/ John S. Clark, II

Name: John S. Clark, II

Title: Manager

[Signature Page to Third Amendment to Letter Agreement]